Exhibit 99.1

CoStar Group Announces 95% Year-over-Year Increase in Quarterly Sales Bookings and 58% Apartments.com Annualized Growth Rate

WASHINGTON, DC - July 29, 2015 - CoStar Group, Inc. (NASDAQ: CSGP), the leading provider of commercial real estate information, analytics and online marketplaces, announced today that revenue for the second quarter of 2015 was $170.7 million, an increase of approximately 16% over revenue of $147.7 million for the second quarter of 2014.

“Our strategic investments in the Apartments.com re-launch, our national advertising campaign and the National Apartment Association exposition in June have clearly paid off by fueling a dramatic acceleration of sales in the second quarter 2015,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group. “This quarter yielded our best sales result ever and June was our best sales month ever. Based on the last four months, Apartments.com sales are growing at an annualized pace of 58%. Company-wide net bookings in the second quarter 2015 were $34 million, up 66% compared to first quarter 2015 net bookings of $21 million and nearly double our net bookings of $17.5 million in the second quarter 2014. Net new sales on annual subscriptions were $25 million in the second quarter 2015 versus $16 million in the same quarter last year, an increase of 59%. The advertising campaign is driving significant traffic to our websites while our superior content and innovative user-friendly technology are engaging renters.”

Florance continued. “For the fourth month in a row, Apartments.com is the most visited apartment listings site according to each of the leading web traffic authorities - comScore, Experian Hitwise, Amazon Alexa and Compete. In the second quarter of 2015, Apartments.com experienced a 70% year-over-year increase in unique visitors according to comScore. Consumer engagement on Apartments.com is very strong. In June 2015, Apartments.com had more than three times the number of page views than our next closest apartments site competitor, according to Compete.  Total time spent on Apartments.com was more than 50% higher than our closest apartments site competitor, as reported by comScore.”

Year 2014-2015 Quarterly Results - Unaudited
(in millions, except per share data)
	2014				2015
	Q1	Q2	Q3	Q4	Q1	Q2

Revenues	$119.1	$147.7	$153.1	$156.1	$159.0	$170.7
EBITDA	27.0	37.6	43.7	43.0	14.3	(1.5)
Net income (loss)	9.7	8.2	13.0	13.9	(6.1)	(15.0)
Net income (loss) per share - diluted	0.34	0.28	0.40	0.43	(0.19)	(0.47)
Weighted average outstanding shares - diluted	28.8	29.5	32.1	32.1	31.8	31.9

Adjusted EBITDA	37.0	45.3	51.8	54.3	23.8	11.3
Non-GAAP Net Income	19.8	23.5	27.9	29.8	10.8	2.4
Non-GAAP Net Income per share - diluted	0.69	0.80	0.87	0.93	0.34	0.08

“We closed the Apartment Finder acquisition in June and we have already increased visits to that site by 135% year-over-year according to comScore," stated Florance. “Apartment Finder is benefiting from our Apartments.com advertising campaign as we retarget Apartments.com visitors to ApartmentFinder.com, initiate aggressive digital marketing, and cross-sell our apartment listing sites --Apartments.com, ApartmentFinder.com and ApartmentHomeLiving.com-- along with our information service CoStar Market Analytics.”

Including the impact of investments in marketing for Apartments.com as well as costs associated with the Apartment Finder acquisition, adjusted EBITDA (defined below) was $11.3 million in the second quarter of 2015 versus $45.3 million in the second quarter of 2014. EBITDA in the second quarter of 2015 was $(1.5) million compared to $37.6 million in the second quarter of 2014. Non-GAAP net income (defined below) in the second quarter of 2015 was $2.4 million or $0.08 per diluted share compared to $23.5 million in the second quarter of 2014. Net income in the second quarter of 2015 was ($15.0) million or ($0.47) per diluted share compared to net income of $8.2 million or $0.28 per diluted share in the second quarter of 2014.

As of June 30, 2015, the Company had approximately $367.8 million in cash, cash equivalents and long-term investments. Short and long-term debt outstanding totaled approximately $375.0 million as of June 30, 2015. On June 1, 2015 the Company paid approximately $170.0 million in cash in connection with the acquisition of Apartment Finder.

2015 Outlook

“Our continued strong sales performance is contributing to top-line revenue growth,” stated Brian J. Radecki, Chief Financial Officer of CoStar Group. “We are raising our full year 2015 revenue outlook range to $707 million to $712 million.” The top-end of the Company’s annual revenue guidance range is now $52 million higher than our initial 2015 guidance forecast. The Company continues to expect Apartment Finder to contribute $40 million to $43 million in 2015 along with an additional $9 million to $12 million from organic growth resulting from outstanding sales results in the first half of 2015. For the third quarter of 2015, the Company expects revenue of approximately $187 million to $189 million.

Radecki added, “We had tremendous results from the Apartments.com marketing campaign in the second quarter of this year and have shifted a small amount of the marketing investment into the third quarter to support the recently announced Free Rent for Life Campaign.” The Company expects non-GAAP net income per diluted share (defined below) of approximately $0.42 to $0.45 for the third quarter and $0.79 to $0.84 for the fourth quarter of 2015. Marketing expenses are expected to trend downward following the peak 2015 apartment rental season which is reflected in the quarterly earnings outlook. For the full year of 2015, the Company expects non-GAAP net income per diluted share in a range of $1.62 to $1.70, an increase of $0.03 at the midpoint compared to the Company’s prior guidance.

The preceding forward-looking statements reflect CoStar Group’s expectations as of July 29, 2015, including forward-looking non-GAAP financial measures on a consolidated basis. We are not able to forecast with certainty whether or when certain events, such as acquisition-related costs, the exact amounts or timing of investments, transition, de-emphasis or discontinuation of services, restructuring, settlements or impairments will occur in any given quarter. Given the risk factors, uncertainties and assumptions discussed above, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share and all of the disclosed non-GAAP financial measures to their GAAP basis results are shown in detail below, along with definitions for those terms.

Non-GAAP Financial Measures

For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before (i) interest income (expense), (ii) provision for income taxes, and (iii) depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before (i) stock-based compensation expense, (ii) acquisition and integration related costs, (iii) restructuring charges and related costs, and (iv) settlements and impairments incurred outside the Company’s normal business operations.

Non-GAAP net income is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before (i) purchase amortization and other related costs, (ii) stock-based compensation expense, (iii) acquisition and integration related costs, (iv) purchase accounting adjustments, (v) restructuring charges and related costs, and (vi) settlements and impairments. From this figure, we then subtract an assumed provision for income taxes to arrive at non-GAAP net income. The company assumes a 38% tax rate in order to approximate our long-term effective corporate tax rate.

Non-GAAP net income per diluted share (also referred to as non-GAAP EPS) is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share.

Earnings Conference Call

Management will conduct a conference call at 11:00 AM EDT on Thursday, July 30, 2015 to discuss earnings results for the second quarter of 2015, the acquisition of Apartment Finder and the Company’s outlook including the impact of the acquisition. The audio portion of the conference call will be broadcast live over the Internet at http://www.CoStargroup.com/investors.aspx. To join the conference call by telephone, please dial (800) 230-1096 (from the United States and Canada) or (612) 288-0337(from all other countries) and refer to conference code 364170. An audio recording of the conference call will be available for replay approximately one hour after the call's completion and will remain available for a period of time following the call. To access the recorded conference call, please dial (800) 475-6701 (from the U.S. and Canada) or (320) 365-3844 (from all other countries) using access code 364170. The webcast replay will also be available in the Investors section of CoStar Group's website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations-Unaudited
(in thousands, except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2015	2014	2015	2014

Revenues	$170,657	$147,708	$329,677	$266,784
Cost of revenues	44,634	39,481	90,030	73,124
Gross margin	126,023	108,227	239,647	193,660

Operating expenses:
Selling and marketing	92,434	40,889	161,912	68,634
Software development	16,844	15,143	31,992	27,494
General and administrative	29,909	26,250	55,272	51,147
Purchase amortization	6,965	9,036	14,107	12,335
	146,152	91,318	263,283	159,610

Income (loss) from operations	(20,129)	16,909	(23,636)	34,050
Interest and other income	137	62	431	199
Interest and other expense	(2,354)	(3,753)	(4,697)	(5,368)
Income (loss) before income taxes	(22,346)	13,218	(27,902)	28,881
Income tax expense (benefit), net	(7,380)	4,969	(6,809)	10,892
Net income (loss)	$(14,966)	$8,249	$(21,093)	$17,989

Net income (loss) per share - basic	$(0.47)	$0.28	$(0.66)	$0.63
Net income (loss) per share - diluted	$(0.47)	$0.28	$(0.66)	$0.62

Weighted average outstanding shares - basic	31,991	29,061	31,911	28,667
Weighted average outstanding shares - diluted	31,991	29,486	31,911	29,163

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures-Unaudited
(in thousands, except per share data)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income

	For the Three Months		For The Six Months
	Ended June 30,		Ended June 30,
	2015	2014	2015	2014

Net income (loss)	$(14,966)	$8,249	$(21,093)	$17,989
Income tax expense (benefit), net	(7,380)	4,969	(6,809)	10,892
Income (loss) before income taxes	(22,346)	13,218	(27,902)	28,881
Purchase amortization and other related costs	13,541	16,916	27,030	23,092
Stock-based compensation expense	8,415	6,380	15,857	14,259
Acquisition and integration related costs	2,936	1,357	3,560	2,471
Settlements and impairments	1,376	—	2,778	1,053
Non-GAAP income before income taxes	3,922	37,871	21,323	69,756
Assumed rate for income tax expense, net *	38%	38%	38%	38%
Assumed provision for income tax expense, net	(1,491)	(14,391)	(8,103)	(26,507)
Non-GAAP net income	$2,431	$23,480	$13,220	$43,249

Net income (loss) per share - diluted	$(0.47)	$0.28	$(0.66)	$0.62
Non-GAAP net income per share - diluted	$0.08	$0.80	$0.41	$1.48

Weighted average outstanding shares - basic**	31,991	29,061	31,911	28,667
Weighted average outstanding shares - diluted**	32,286	29,486	32,229	29,163

* A 38% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.
** For periods with GAAP net losses, the basic weighted-average outstanding shares are used to calculate the GAAP net loss per share as including the effect of the potentially dilutive securities would have an anti-dilutive effect. For periods with Non-GAAP net income, the diluted weighted-average outstanding shares are used to calculate Non-GAAP net income per share in order to reflect the impact of potentially dilutive securities.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	For the Three Months		For The Six Months
	Ended June 30,		Ended June 30,
	2015	2014	2015	2014

Net income (loss)	$(14,966)	$8,249	$(21,093)	$17,989
Purchase amortization in cost of revenues	6,576	7,880	12,923	10,757
Purchase amortization in operating expenses	6,965	9,036	14,107	12,335
Depreciation and other amortization	5,133	3,754	9,457	7,429
Interest income	(137)	(62)	(431)	(199)
Interest expense	2,354	3,753	4,697	5,368
Income tax expense (benefit), net	(7,380)	4,969	(6,809)	10,892
EBITDA	$(1,455)	$37,579	$12,851	$64,571
Stock-based compensation expense	8,415	6,380	15,857	14,259
Acquisition and integration related costs	2,936	1,357	3,560	2,471
Settlements and impairments	1,376	—	2,778	1,053
Adjusted EBITDA	$11,272	$45,316	$35,046	$82,354

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$351,781	$527,012
Accounts receivable, net	54,382	38,694
Deferred and other income taxes, net	28,509	20,007
Income tax receivable	1,027	1,027
Prepaid expenses and other current assets	11,351	9,736
Debt issuance costs, net	3,298	3,335
Total current assets	450,348	599,811

Long-term investments	16,049	17,151
Property and equipment, net	85,442	73,753
Goodwill	1,246,789	1,138,805
Intangible assets, net	263,831	241,622
Deposits and other assets	3,243	2,676
Debt issuance costs, net	8,245	9,864
Total assets	$2,073,947	$2,083,682

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$82,133	$61,287
Current portion of long-term debt	20,000	20,000
Deferred revenue	39,185	38,003
Total current liabilities	141,318	119,290

Long-term debt, less current portion	355,000	365,000
Deferred gain on sale of building	22,501	23,762
Deferred rent	30,131	27,032
Deferred income taxes, net	14,069	30,349
Income taxes payable	4,775	4,703

Stockholders' equity	1,506,153	1,513,546
Total liabilities and stockholders' equity	$2,073,947	$2,083,682

CoStar Group, Inc.
Results of Segments-Unaudited
(in thousands)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2015	2014	2015	2014
Revenues
North America	$164,486	$141,849	$317,503	$255,175
International
External customers	6,171	5,859	12,174	11,609
Intersegment revenue *	13	36	21	36
Total International revenue	6,184	5,895	12,195	11,645
Intersegment eliminations	(13)	(36)	(21)	(36)
Total revenues	$170,657	$147,708	$329,677	$266,784

EBITDA
North America **	$(1,854)	$37,090	$11,823	$63,458
International ***	399	489	1,028	1,113
Total EBITDA	$(1,455)	$37,579	$12,851	$64,571

*Intersegment revenue recorded during 2015 was attributable to services performed for the Company’s wholly owned subsidiary, CoStar Portfolio Strategy by Grecam S.A.S. (“Grecam”), a wholly owned subsidiary of CoStar Limited, the Company’s wholly owned U.K. holding company.

**North America EBITDA includes an allocation of approximately $336,000 and $383,000 for the three months ended June 30, 2015 and 2014, respectively. North America EBITDA includes an allocation of approximately $538,000 and $736,000 for the six months ended June 30, 2015 and 2014, respectively. This allocation represents costs incurred for International employees involved in development activities of the Company’s North America operating segment.

***International EBITDA includes a corporate allocation of approximately $69,000 and $58,000 for the three months ended June 30, 2015 and 2014, respectively. International EBITDA includes a corporate allocation of approximately $126,000 and $138,000 for the six months ended June 30, 2015 and 2014, respectively. This allocation represents costs incurred for North America employees involved in management and expansion activities of the Company’s International operating segment.

Reconciliation of Non-GAAP Financial Measures with 2014-2015 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income

	2014				2015
	Q1	Q2	Q3	Q4	Q1	Q2

Net income (loss)	$9.7	$8.2	$13.0	$13.9	$(6.1)	$(15.0)
Income tax expense (benefit), net	5.9	5.0	7.8	7.3	0.6	(7.4)
Income (loss) before income taxes	15.6	13.2	20.8	21.2	(5.5)	(22.4)
Purchase amortization and other related costs	6.2	17.0	16.1	15.5	13.5	13.5
Stock-based compensation expense	7.9	6.3	6.7	7.4	7.4	8.4
Acquisition and integration related costs	1.1	1.4	0.7	0.6	0.6	2.9
Restructuring and related costs	—	—	—	2.0	—	—
Settlements and impairments	1.0	—	0.7	1.3	1.4	1.4
Non-GAAP income before income taxes	31.8	37.9	45.0	48.0	17.4	3.9
Assumed rate for income tax expense, net *	38%	38%	38%	38%	38%	38%
Assumed provision for income tax expense, net	(12.0)	(14.4)	(17.1)	(18.2)	(6.6)	(1.5)
Non-GAAP net income	$19.8	$23.5	$27.9	$29.8	$10.8	$2.4

Non-GAAP net income per share - diluted	$0.69	$0.80	$0.87	$0.93	$0.34	$0.08

Weighted average outstanding shares - basic**	28.3	29.1	31.7	31.8	31.8	32.0
Weighted average outstanding shares - diluted**	28.8	29.5	32.1	32.1	32.2	32.3

* A 38% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.

** For periods with GAAP net losses, the basic weighted-average outstanding shares are used to calculate the GAAP net loss per share as including the effect of the potentially dilutive securities would have an anti-dilutive effect. For periods with Non-GAAP net income, the diluted weighted-average outstanding shares are used to calculate Non-GAAP net income per share in order to reflect the impact of potentially dilutive securities.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	2014				2015
	Q1	Q2	Q3	Q4	Q1	Q2

Net income (loss)	$9.7	$8.2	$13.0	$13.9	$(6.1)	$(15.0)
Purchase amortization	6.2	17.0	16.1	15.5	13.5	13.5
Depreciation and other amortization	3.7	3.7	4.1	4.2	4.3	5.1
Interest income	(0.1)	(0.1)	(0.0)	(0.3)	(0.3)	(0.1)
Interest expense	1.6	3.8	2.7	2.4	2.3	2.4
Income tax expense (benefit), net	5.9	5.0	7.8	7.3	0.6	(7.4)
EBITDA	$27.0	$37.6	$43.7	$43.0	$14.3	$(1.5)
Stock-based compensation expense	7.9	6.3	6.7	7.4	7.4	8.4
Acquisition and integration related costs	1.1	1.4	0.7	0.6	0.6	2.9
Restructuring and related costs	—	—	—	2.0	—	—
Settlements and impairments	1.0	—	0.7	1.3	1.4	1.4
Adjusted EBITDA	$37.0	$45.3	$51.8	$54.3	$23.7	$11.2

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance-Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income (Loss) to Non-GAAP Net Income

	Guidance Range		Guidance Range		Guidance Range
	For the Three Months		For the Three Months		For the Twelve Months
	Ended September 30, 2015		Ended December 31, 2015		Ended December 31, 2015
	Low	High	Low	High	Low	High

Net income (loss)	$(5,300)	$(2,700)	$5,400	$10,600	(21,000)	(13,200)
Income tax expense (benefit), net	(3,500)	(2,000)	3,100	6,000	(7,200)	(2,800)
Income (loss) before income taxes	(8,800)	(4,700)	8,500	16,600	(28,200)	(16,000)
Purchase amortization and other related costs	17,200	17,200	14,100	14,100	58,300	58,300
Stock-based compensation expense	10,000	9,000	12,100	9,100	38,000	34,000
Acquisition and integration related costs	2,500	1,500	1,400	400	7,500	5,500
Restructuring and related costs	1,000	500	5,000	3,500	6,000	4,000
Settlements and Impairments	—	—	—	—	2,800	2,800
Non-GAAP income before income taxes	21,900	23,500	41,100	43,700	84,400	88,600
Assumed rate for income tax expense, net *	38%	38%	38%	38%	38%	38%
Assumed provision for income tax expense, net	(8,300)	(8,900)	(15,600)	(16,600)	(32,100)	(33,700)
Non-GAAP net income	$13,600	$14,600	$25,500	$27,100	$52,300	$54,900

Net income (loss) per share - diluted	$(0.17)	$(0.08)	$0.17	$0.33	$(0.66)	$(0.41)
Non-GAAP net income per share - diluted	$0.42	$0.45	$0.79	$0.84	$1.62	$1.70

Weighted average outstanding shares - basic**	32,000	32,000	32,400	32,400	32,000	32,000
Weighted average outstanding shares - diluted**	32,300	32,300	32,100	32,100	32,300	32,300

* A 38% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.
** For periods with GAAP net losses, the basic weighted-average outstanding shares are used to calculate the GAAP net loss per share as including the effect of the potentially dilutive securities would have an anti-dilutive effect. For periods with Non-GAAP net income, the diluted weighted-average outstanding shares are used to calculate Non-GAAP net income per share in order to reflect the impact of potentially dilutive securities.

Reconciliation of Forward-Looking Guidance, Net Income (Loss) to Adjusted EBITDA

	Guidance Range		Guidance Range		Guidance Range
	For the Three Months		For the Three Months		For the Twelve Months
	Ended September 30, 2015		Ended December 31, 2015		Ended December 31, 2015
	Low	High	Low	High	Low	High
Net income (loss)	$(5,300)	$(2,700)	$5,400	$10,600	$(21,000)	$(13,200)
Purchase amortization and other related costs	17,200	17,200	14,100	14,100	58,300	58,300
Depreciation and other amortization	5,800	5,800	6,400	6,400	21,700	21,700
Interest and other expense (income), net	2,200	2,200	2,300	2,300	8,700	8,700
Income tax expense (benefit), net	(3,500)	(2,000)	3,100	6,000	(7,200)	(2,800)
Stock-based compensation expense	10,000	9,000	12,100	9,100	38,000	34,000
Acquisition and integration related costs	2,500	1,500	1,400	400	7,500	5,500
Restructuring and related costs	1,000	500	5,000	3,500	6,000	4,000
Settlements and impairments	—	—	—	—	2,800	2,800
Adjusted EBITDA	$29,900	$31,500	$49,800	$52,400	$114,800	$119,000

All Contacts
Brian J. Radecki
Chief Financial Officer
(202) 336-6920
bradecki@costargroup.com

Richard Simonelli
Vice President, Investor Relations
(202) 346-6394
rsimonelli@costargroup.com

About CoStar Group, Inc.
CoStar Group (NASDAQ: CSGP) is the leading provider of commercial real estate information, analytics and online marketplaces. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. LoopNet is the most heavily trafficked commercial real estate marketplace online with more than 9.8 million registered members. Apartments.com, ApartmentFinder.com and ApartmentHomeLiving.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. CoStar Group operates websites with over 23.6 million unique monthly visitors in aggregate as of June 2015. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S., in Europe and Toronto with a staff of approximately 2,900 worldwide, including the industry's largest professional research organization. For more information, visit www.costargroup.com.

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar's financial expectations, the Company's plans, objectives, expectations and intentions and other statements including words such as “hope,” "anticipate," "may," "believe," "expect," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release cannot or will not be sustained at the current pace, including trends related to sales, earnings, revenue, and investments (including marketing); the risk that the Company's investment and marketing plans and expected amounts to support growth and development of our apartment listing sites, or the timing of any such investments, may change and that such investments do not produce the expected results; the risk that expected investments in the Apartment Finder website and increased search engine marketing, or the timing of any such investments, may change; the risk that the Company is unable to sustain current growth rates or increase them; the risk that the businesses of Apartments.com, Apartment Finder and CoStar may not be combined successfully or in a timely and cost-efficient manner; the risk that business disruption relating to the Apartment Finder acquisition may be greater than expected; the risk that revenues for the third quarter and full year 2015 will not be as stated in this press release; the risk that the Apartment Finder and the Company’s organic revenue results will not be as stated in this press release; the risk that net income for the third quarter, fourth quarter and full year 2015 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the third quarter, fourth quarter and full year 2015 will not be as stated in this press release; the risk that Adjusted EBITDA for the third quarter, fourth quarter and full year 2015 will not be as stated in this press release; the risk that the impact of investments on earnings will differ from current expectations; and the risk that synergies from the acquisitions of Apartments.com and Apartment Finder will not be as expected, may not be fully realized, may take longer to realize than expected or may not drive revenue and earnings growth as expected. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in

CoStar’s Annual Report on Form 10-K for the year ended December 31, 2014, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, and the Company’s other filings with the SEC available at the SEC’s website (www.sec.gov). CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.